EXHIBIT 99.1

PriceSmart Announces Second Quarter Results of Operation

March Sales Also Announced

San Diego, California (April 7, 2006) – PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the second quarter of fiscal year 2006, which ended on February 28, 2006.

For the second quarter of fiscal year 2006, net warehouse sales increased 18.0% to $189.6 million, from $160.6 million in the second quarter of fiscal year 2005. Total revenue for the second quarter increased 17.6% to $193.3 million, compared to $164.4 million in the prior year. The Company had 23 warehouse clubs in operation as of February 28, 2006, compared to 22 warehouse clubs in operation in the prior year. The sales, revenue, and number of warehouse clubs in operation for both years do not include PriceSmart Philippines which was sold in August 2005.

The Company recorded operating income in the quarter of $6.1 million, compared to operating income of $830,000 in the second quarter of the prior year. Net income from continuing operations was $3.3 million, or $0.12 per diluted share, in the second quarter of fiscal year 2006 compared to a net loss of $2.5 million or ($0.13) per diluted share, in the second quarter of fiscal 2005. Net income attributable to common stockholders for the second quarter was $3.2 million, or $0.12 per diluted share. In the second quarter of fiscal year 2005, the Company recorded a net loss of $3.2 million, or ($0.16) per diluted share.

For the first six months of fiscal 2006, net warehouse sales increased 19.3% to $356.1 million from $298.4 million in the first six months of fiscal 2005. Total revenues for the first half of the fiscal year increased 18.9% to $363.2 million from $305.5 million in the same period of the prior year. For the first six months of fiscal 2006, the Company recorded an operating income of $9.2 million and a net income attributable to common shareholders of $5.2 million or $0.20 per diluted share. During the same six month period in fiscal 2005, the Company recorded operating income of $3.2 million and a net loss attributable to common shareholders of $26.4 million or ($1.74) per diluted share.

Additionally, the Company announced that for the month of March 2006, net sales increased 17.7% to $59.8 million from $50.8 million in March a year earlier. For the seven months ended March 31, 2006, net sales increased 19.0% to $415.9 million from $349.6 million in the same period last year. There were 23 warehouse clubs in operation at the end of March 2006 compared to 22 warehouse clubs in operation in March 2005. Net sales exclude sales from discontinued operations.

For the four weeks ended April 2, 2006, comparable warehouse sales for warehouse clubs open at least 12 full months increased 13.1% compared to the same four-week period last year. For the thirty weeks ended April 2, 2006, comparable warehouse sales, for warehouse clubs open at least 12 full months, increased 16.2% from the same period a year ago. Comparable warehouse sales for the comparable thirty-week period of 2005 exclude sales from discontinued operations.

Commenting on the second quarter, PriceSmart Inc.’s President, Jose Luis Laparte, said, “The financial results reflect the ongoing improvements we have been making in many areas of the Company, including the quality and selection of merchandise in our 23 warehouse clubs. We had a good holiday season and have continued to see strong sales in the first three months of the new calendar year. The number of membership accounts has grown 18% in the past year, and the new warehouse club we opened in Costa Rica is doing well, contributing positively to the Company’s overall results in its first full quarter of operation.”

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 23 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands). On August 12, 2005, PriceSmart completed the sale of its interest in its PriceSmart Philippines subsidiary.

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had a substantial net losses in fiscal 2003, 2004 and 2005, and may continue to incur losses in future periods; if the Company fails to comply with covenants governing its indebtedness, the lenders may elect to accelerate the Company’s indebtedness and foreclose on the collateral pledged to secure the indebtedness; the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; although the Company has taken and continues to take steps to improve significantly its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-Q filed pursuant to the Securities Exchange Act of 1934 on January 17, 2006. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Certain prior period amounts may have been reclassified to conform to the current period presentation.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	February 28, 2006	August 31, 2005
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$47,957	$30,147
Short-term restricted cash	7,471	7,331
Receivables, net of allowance for doubtful accounts of $2,234 and $2,260, respectively	2,340	1,759
Receivables from unconsolidated affiliate	78	811
Merchandise inventories	71,225	65,719
Prepaid expenses and other current assets	8,299	8,360
Assets of discontinued operations	1,243	315

Total current assets	138,613	114,442

Long-term restricted cash	565	1,045
Property and equipment, net	158,767	142,310
Goodwill	31,764	29,600
Deferred tax asset	20,276	22,260
Other assets	4,205	4,108
Investment in unconsolidated affiliate	3,663	6,089

Total Assets	$357,853	$319,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$874	$1,648
Accounts payable	59,137	57,423
Accrued salaries and benefits	4,258	4,513
Deferred membership income	5,567	4,773
Income taxes payable	3,404	2,271
Other accrued expenses	11,613	12,547
Long-term debt, current portion	5,417	5,417
Liabilities of discontinued operations	550	663

Total current liabilities	90,820	89,255
Deferred tax liability	877	958
Deferred rent	1,530	1,427
Accrued closure costs	3,338	3,466
Long-term debt, related party	12,500	—
Long-term debt, net of current portion	19,813	23,915

Total liabilities	128,878	119,021
Minority interest	2,496	2,560
Commitments and contingencies
Stockholders’ Equity:
Common stock, $.0001 par value, 45,000,000 shares authorized; 29,362,905 and 26,031,180 shares issued and 28,928,480 and 25,596,755 shares outstanding (net of treasury shares), respectively	3	3
Additional paid-in capital	366,875	339,644
Unearned compensation on restricted stock	(4,286)	—
Tax benefit from exercise of stock options	3,379	3,379
Note receivable from stockholder	(30)	(29)
Accumulated other comprehensive loss	(13,740)	(13,757)
Accumulated deficit	(116,289)	(121,534)
Less: treasury stock at cost; 434,425 shares	(9,433)	(9,433)

Total stockholders’ equity	226,479	198,273

Total Liabilities and Stockholders’ Equity	$357,853	$319,854

PRICESMART, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended February 28,		Six Months Ended February 28,
	2006	2005	2006	2005
Revenues:
Sales:
Net warehouse club	$189,562	$160,587	$356,075	$298,388
Export	11	138	11	371
Membership income	2,817	2,303	5,462	4,457
Other income	868	1,374	1,684	2,257

Total revenues	193,258	164,402	363,232	305,473

Operating expenses:
Cost of goods sold:
Net warehouse club	162,170	138,836	304,690	255,085
Export	16	133	16	361
Selling, general and administrative:
Warehouse club operations	18,924	18,157	37,178	35,146
General and administrative	5,963	6,295	11,689	11,387
Preopening expenses	1	2	336	2
Closure costs	60	149	113	292

Total operating expenses	187,134	163,572	354,022	302,273

Operating income	6,124	830	9,210	3,200
Other income (expense):
Interest income	412	582	724	1,041
Interest expense	(829)	(1,505)	(1,550)	(3,886)
Other expense, net	1	(61)	25	(101)

Total other expense	(416)	(984)	(801)	(2,946)

Income (loss) from continuing operations before provision for income taxes, loss of unconsolidated affiliate and minority interest	5,708	(154)	8,409	254
Provision for income taxes	(2,152)	(316)	(3,494)	(1,021)
Loss of unconsolidated affiliate	(80)	(1,962)	(44)	(2,416)
Minority interest	(129)	(114)	(173)	(166)

Income (loss) from continuing operations	3,347	(2,546)	4,698	(3,349)
Discontinued operations, net of tax	(107)	(642)	547	(1,715)

Net income (loss)	3,240	(3,188)	5,245	(5,064)
Preferred dividends	—	—	—	(648)
Deemed dividend on exchange of common stock for preferred stock	—	—	—	(20,647)

Net income (loss) attributable to common stockholders	$3,240	$(3,188)	$5,245	$(26,359)

Basic income (loss) per share – common stockholders:
Continuing operations	$0.12	$(0.13)	$0.18	$(0.22)
Discontinued operations, net of tax	$—	$(0.03)	$0.02	$(0.11)
Preferred and deemed dividends	$—	$—	$—	$(1.41)

Attributable to common stockholders	$0.12	$(0.16)	$0.20	$(1.74)

Diluted income (loss) per share – common stockholders:
Continuing operations	$0.12	$(0.13)	$0.18	$(0.22)
Discontinued operations, net of tax	$—	$(0.03)	$0.02	$(0.11)
Preferred and deemed dividends	$—	$—	$—	$(1.41)

Attributable to common stockholders	$0.12	$(0.16)	$0.20	$(1.74)

Shares used in per share computations:
Basic	26,821	20,014	26,256	15,136

Diluted	27,139	20,014	26,569	15,136